                                                                     EXHIBIT 2.1

                      FORM OF AGREEMENT AND PLAN OF MERGER
             OF DICKIE WALKER MARINE, INC., A DELAWARE CORPORATION,
            AND DICKIE WALKER MARINE, INC., A CALIFORNIA CORPORATION


         THIS AGREEMENT AND PLAN OF MERGER, effective as of ________________ (the "Agreement"), is between Dickie Walker Marine, Inc., a Delaware corporation ("DWM Delaware") and Dickie Walker Marine, Inc., a California corporation ("DWM California"). DWM Delaware and DWM California are sometimes referred to herein as the "Constituent Corporations".

                                    RECITALS

         A. DWM Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of fifty million (50,000,000) shares of "Common Stock," $.001 par value and two million (2,000,000) shares of "Preferred Stock," $.001 par value. As of _______________,
2002, 100 shares of Common Stock were issued and outstanding, all of which are held by DWM California.

         B. DWM California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 50,000,000 shares of "Common Stock," no par value. As of December 31, 2001, 4,600,000 shares of Common Stock were issued and outstanding.

         C. The Board of Directors of DWM California has determined that, for the purpose of effecting the reincorporation of DWM California in the State of Delaware, it is advisable and in the best interests of DWM California that DWM California merge with and into DWM Delaware upon the terms and conditions herein provided.

         D. The respective Boards of Directors of DWM Delaware and DWM California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, DWM Delaware and DWM California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                       I.
                                     MERGER

         1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, DWM California shall be merged with and into DWM Delaware (the "Merger"), the separate existence of DWM California shall cease and DWM Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Dickie Walker Marine, Inc.

         1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

                  (a) This Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

                  (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

                  (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

                  (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

         The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

         1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of DWM California shall cease and DWM Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and DWM California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of DWM California in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law,
(iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of DWM California in the same manner as if DWM Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                                       II.
                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of DWM Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.2 BYLAWS. The Bylaws of DWM Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the

Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.3 DIRECTORS AND OFFICERS. The directors and officers of DWM Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                      III.
                          MANNER OF CONVERSION OF STOCK

         3.1 DWM CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of DWM California Common Stock, no par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person or entity, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation.

         3.2 DWM CALIFORNIA OPTIONS. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue, on the terms provided therein, the Dickie Walker Marine, Inc. Equity Incentive Plan and any other employee benefit plans of DWM California.

         A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the conversion or exercise of options equal to the number of shares of DWM California Common Stock so reserved, if any, immediately prior to the Effective Date of the Merger.

         3.3 DWM DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of DWM Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by DWM Delaware, the holder of such shares or any other person or entity, be cancelled and returned to the status of authorized but unissued shares.

         3.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of DWM California Common Stock may, at such stockholder's option, surrender the same for cancellation to Corporate Stock Transfer, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of DWM California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of DWM California Common Stock were converted in the Merger.

         The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

         Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of DWM California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

         If any certificate for shares of DWM Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper under any and all applicable federal, state and local securities laws to the satisfaction of counsel for DWM Delaware, and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of DWM Delaware that such tax has been paid or is not payable.

                                       IV.
                                     GENERAL

         4.1 COVENANTS OF DWM DELAWARE. DWM Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

                  (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

                  (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by DWM Delaware of all of the franchise tax liabilities of DWM California.

                  (c) Take such other actions as may be required by the California General Corporation Law.

         4.2 FURTHER ASSURANCES. From time to time, as and when required by DWM Delaware or by its successors or assigns, there shall be executed and delivered on behalf of DWM California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by DWM Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of DWM California and otherwise to carry out the purposes of this Agreement, and the officers and directors of DWM Delaware are fully authorized in the name and on behalf of DWM California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either DWM California or of DWM Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of DWM California or by the sole stockholder of DWM Delaware, or by both.

         4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such Constituent Corporation.

         4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

         4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 1414 Tremont Street, Oceanside, California 92054 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

         4.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

         4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of DWM Delaware and DWM California, is hereby executed effective as of the date first written above on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.



                                            DICKIE WALKER MARINE, INC.,
                                            a Delaware corporation
ATTEST:


                                            By:
----------------------------------             ---------------------------------
Sandra Evans, Secretary                        Gerald W. Montiel, Chairman of
                                               the Board and CEO


                                            DICKIE WALKER MARINE, INC.,
                                            a California corporation
ATTEST:


                                            By:
----------------------------------             ---------------------------------
Sandra Evans, Secretary                        Gerald W. Montiel, Chairman of
                                               the Board and CEO